MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES RESULTS FOR ITS

PRINCIPAL INVESTMENT –  SMC GLOBAL – FOR THE QUARTER ENDED

SEPTEMBER 30, 2012

New York – November 12, 2012 – Millennium India Acquisition Company, Inc. (“Millennium” or "MIAC") [OTCQB: SMCG], a closed-end investment company focused on emerging market leaders within the fast-growing Indian economy, today announced unaudited GAAP results for its principal investment – SMC Global. On a GAAP basis for the quarter ended September 30, 2012, SMC Global had total revenues of approximately $ 13.61 million (Rs. 720.31 million) and Net Profit of approximately $ 0.80 million (Rs. 42.41 million). For the quarter ended September 30, 2011, SMC Global previously announced total revenues of Rs. 727.8 million and Net Profit of Rs. 18.7 million.

SMC Global publishes its financial information in Indian Rupees. All translations from Indian Rupees to U.S. dollars are made on the basis of an exchange rate of Rs. 52.92 = U.S.$ 1.00 as of September 30, 2012, and are made solely for the convenience of the reader.

Subhash Chand Aggarwal, Chairman of SMC Global, said “Despite a challenging economic environment, SMC has been able to demonstrate growth in profitability, earning a net profit of Rs. 42.41 million for the quarter ended September 30, 2012 as compared to Net Profit of Rs. 18.7 million in the same quarter last year.”

F. Jacob Cherian, Chairman and CEO of MIAC added, “SMC has built itself as one of India’s largest and most respected retail financial services platforms. We were pleased to note, as previously announced, that this quarter SMC was awarded India’s “Best Equity Broking House” for the second time in last three years, by Dun & Bradstreet and Bombay Stock Exchange. SMC was also awarded “Best Equity broking house - Derivative segment” and “Broking House with Largest Distribution Network.” SMC has now been recognized as the best in India for three years in a row, in the following categories, which testifies to the quality, strength and scale of the SMC franchise that has been built by its experienced management team.”

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2012 Awards: Best Equity Broker, Best Derivatives Broker, Best Currency Broker, Largest Distribution Network

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2011 Awards: Best Currency Broker, Best Wealth Management, Largest Distribution Network

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2010 Awards: Best Equity Broker, Largest Distribution Network

About SMC Global

Headquartered in New Delhi, SMC Global is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative arbitrage and trading, on-line trading services, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products, and wealth management services. More information regarding the SMC can be found at www.smcindiaonline.com

About Millennium India Acquisition Company Inc.

MIAC’s principal asset is its ownership of a 14.03% equity interest in SMC Global. More information regarding  Millennium India Acquisition Company Inc. can be found at www.milcapital.com.

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Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Federal securities laws about MIAC and SMC Global. Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Additionally, any information of SMC Global is provided by SMC Global and any financial information of SMC Global is prepared by SMC Global and derived from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended. Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.